UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

CONSTELLATION ACQUISITION CORP I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39945	98-1574835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue 32nd Floor New York, NY	10166
(Address of principal executive offices)	(Zip Code)

(646) 585-8975

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CSTAF	OTCQX® Best Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CSTWF	OTCQB® Venture Market
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CSTUF	OTCQX® Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 16, 2023, OTC Markets Group issued a press release regarding Constellation Acquisition Corp I (the “Company”) joining OTCQX® Best Market (“OTCQX”) and OTCQB® Venture Market (“OTCQB”) effective today. The Company began trading its Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), today on OTCQX under the symbol “CSTAF” and its units (“Units”), each consisting of one Class A Ordinary Share and one-third of one Warrant (defined below), today on OTCQX under the symbol “CSTUF.” In addition, the Company began trading its redeemable warrants (“Warrants”), each one whole Warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50, today on the OTCQB under the symbol “CSTWF.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 16, 2024.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2024

CONSTELLATION ACQUISITION CORP I

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Chief Executive Officer

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